UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 27, 2011

COMVERSE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

NEW YORK	0-15502	13-3238402

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

810 Seventh Avenue,
New York, New York
10019

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (212) 739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)           Appointment of Certain Officers

On July 27, 2011, upon the recommendation of the Compensation and Leadership Committee, the Board of Directors (the “Board”) of Comverse Technology, Inc. (the “Company”) approved the grant of a deferred stock unit (“DSU”) award to Oded Golan in connection with his appointment as Senior Vice President and Chief Operating Officer of Comverse, Inc., a wholly-owned subsidiary of the Company.  Each DSU award represents the right to receive one share of the Company’s common stock at the end of the applicable deferral period.  The DSU award granted to Mr. Golan covers 40,000 shares of the Company’s common stock, with 40% of such shares to vest and be delivered on the first anniversary of the date of grant and 30% of such shares to vest and be delivered on the second and third anniversaries of the date of grant, subject to accelerated vesting under certain circumstances.

(e)           Compensatory Arrangement of Certain Officers

Also on July 27, 2011, upon the recommendation of the Compensation and Leadership Committee, the Board approved certain amendments to the terms of a Letter Agreement, dated March 9, 2011, with respect to the employment of Charles Burdick, the Company’s Executive Chairman and Chief Executive Officer (the “Employment Letter”).  Pursuant to the amendments, in place of the future awards of DSUs to which Mr. Burdick was entitled pursuant to the Employment Letter, Mr. Burdick will receive for his service as Executive Chairman and Chief Executive Officer for the remainder of the fiscal year ending January 31, 2012, a DSU award covering shares of the Company’s common stock having a market value of $1,060,000 as of the close of business on July 27, 2011 (140,397 shares), with such shares to vest and be delivered on the first anniversary of the date of grant.  For the period from and after February 1, 2012, Mr. Burdick will be entitled to receive, consistent with the terms of the Employment Letter, grants of DSU awards under the Company’s stock incentive plans covering shares of the Company’s common stock equal to the value of $400,000 per quarter (with the number of DSUs to be awarded to be based on the closing price per share of the Company’s common stock on the last trading day of each fiscal quarter), with such DSU awards to be issued quarterly in arrears and prorated for any partial quarters.  In addition, pursuant to the amendments, if Mr. Burdick’s employment is terminated by the Company without cause in connection with or within one year of a change in control, Mr. Burdick will be entitled to a pro rata share of his on-target bonus opportunity for the fiscal year in which such termination occurs based on the number of days employed during such year to the extent that the bonus with respect to such fiscal year has not been paid.

Item 9.01	Exhibits

(d)           Exhibits

Exhibit	Description
10.1	Amendment, dated July 27, 2011, to Letter Agreement, dated March 9, 2011, by and between Comverse Technology, Inc. and Charles Burdick.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE TECHNOLOGY, INC.

Date: July 29, 2011	By:	/s/ Shefali A. Shah
	Name:	Shefali A. Shah
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT LIST

Exhibit	Description
10.1	Amendment, dated July 27, 2011, to Letter Agreement, dated March 9, 2011, by and between Comverse Technology, Inc. and Charles Burdick.

4